TWFG Announces First Quarter 2025 Results

– Total Revenues increased 16.6% for the quarter over the prior year period to $53.8 million –
– Total Written Premium increased 15.5% for the quarter over the prior year period to $371.0 million –
– Organic Revenue Growth Rate* of 14.3% for the quarter –
– Net income of $6.9 million for the quarter –
– Adjusted EBITDA* increased 35.3% for the quarter over the prior year period to $12.2 million –

THE WOODLANDS, Texas, May 13, 2025 (GLOBE NEWSWIRE) – TWFG, Inc. (“TWFG”, the “Company” or “we”) (NASDAQ: TWFG), a high-growth insurance distribution company, today announced results for the first quarter ended March 31, 2025.
First Quarter 2025 Highlights
•Total revenues for the quarter increased 16.6% to $53.8 million, compared to $46.1 million in the prior year period
•Commission income for the quarter increased 14.7% to $48.8 million, compared to $42.5 million in the prior year period
•Net income for the quarter was $6.9 million, compared to $6.6 million in the prior year period, and net income margin for the quarter was 12.7%
•Diluted Earnings Per Share for the quarter was $0.09 and Adjusted Diluted Earnings Per Share* for the quarter was $0.16
•Total Written Premium for the quarter increased 15.5% to $371.0 million, compared to $321.3 million in the prior year period
•Organic Revenue Growth Rate* for the quarter was 14.3%
•Adjusted Net Income* for the quarter increased 14.3% from the prior year period to $9.2 million, and Adjusted Net Income Margin* for the quarter was 17.1%
•Adjusted EBITDA* for the quarter increased 35.3% over the prior year period to $12.2 million, and Adjusted EBITDA Margin* for the quarter was 22.6% compared to 19.5% in the prior year period
*Organic Revenue Growth Rate, Adjusted Net Income, Adjusted Net Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow and Adjusted Diluted Earnings Per Share are non-GAAP measures. Reconciliations of Organic Revenue Growth Rate to total revenue growth rate, Adjusted Net Income and Adjusted EBITDA to net income, Adjusted Diluted Earnings Per Share to diluted earnings per share, and Adjusted Free Cash Flow to cash flow from operating activities, the most directly comparable financial measures presented in accordance with GAAP, are outlined in the reconciliation table accompanying this release.
Gordy Bunch, Founder, Chairman, and CEO said “Our strong first quarter performance reflects the continued execution of our strategy and strength of our business model. Total revenues grew 16.6% year-over-year, and Adjusted EBITDA increased by 35.3%, and Adjusted EBITDA Margin expansion grew to 22.6%. Organic Revenue Growth of 14.3% underscores the productivity of our agents and the enduring value we deliver to our carrier partners and clients.
Our recruiting momentum remains robust as we continue to expand our national footprint. During the quarter, we completed the acquisition of two new corporate locations, one in Ohio and one in Texas, expanded into New Hampshire, and added 17 branches across the U.S. The new locations are in line with our acquisition expectations for both revenue and EBITDA.
As a reminder to our shareholders, newly onboarded agents typically take two to three years to reach full productivity.”

First Quarter 2025 Results
Total Written Premium for the first quarter of 2025 was $371.0 million, representing an increase of 15.5% compared to the prior year period. Total revenues were $53.8 million, an increase of 16.6% year-over-year.

Organic Revenue, a non-GAAP measure that excludes contingent income, non-policy fee income, and other income, was $49.2 million for the first quarter of 2025, compared to $41.6 million in the prior year period. Organic Revenue Growth Rate was 14.3%, driven by robust new business production, moderating retention levels, rate increases, and continued growth in new business activity within one of our managing general agency (MGA) programs.

Commission expense for the quarter totaled $31.8 million, an increase of 20.3% compared to $26.4 million in the prior year period. This increase reflects the continued growth of our business, partially offset by the one-time favorable adjustment in prior year period due to the branch conversions.

Salaries and employee benefits were $8.2 million, an increase of 31.1% compared to $6.3 million in the first quarter of 2025. The increase includes $1.2 million of equity compensation expense and $0.7 million related to increased headcount and overall business growth.

Other administrative expenses were $4.7 million in the quarter, up 50.9% from the prior year period. The increase reflects investments to support business growth and the absorption of public company operating costs.

Net income for the first quarter of 2025 was $6.9 million, compared to $6.6 million in the prior year period. Net income margin was 12.7%, compared to 14.4% a year ago. Adjusted Net Income was $9.2 million for the quarter, compared to $8.1 million in the same period last year. Adjusted Net Income Margin was 17.1%, versus 17.5% in the prior year period.

Adjusted EBITDA was $12.2 million for the first quarter, an increase of 35.3% year-over-year. Adjusted EBITDA Margin expanded to 22.6%, compared to 19.5% in the first quarter of 2024.

Cash flow from operating activities was $15.6 million, up from $9.8 million in the prior year period. Adjusted Free Cash Flow for the quarter was $13.6 million, compared to $7.3 million in the same period a year ago.

Liquidity and Capital Resources
As of March 31, 2025, the Company had cash and cash equivalents of $196.4 million. We had full unused capacity on our revolving credit facility of $50.0 million as of March 31, 2025. The total outstanding term notes payable balance was $5.4 million as of March 31, 2025.
2025 Adjusted Outlook
Based on our strong first quarter results, the Company has updated its full-year 2025 guidance by raising the range of the outlook across all key metrics to reflect the improved visibility and confidence in the Company’s execution.
•Organic Revenue Growth Rate*: Expected to be in the range of 12% to 16% (prior: 11% to 16%)
•Adjusted EBITDA Margin*: Expected to be in the range of 20% to 22% (prior: 19% to 21%)
•Total Revenues: Expected to be between $240 million and $255 million (prior: $235 million to $250 million)
The Company is unable to provide a reconciliation to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting the timing of items that have not yet occurred, as well as quantifying certain amounts that are necessary for such reconciliation.
*For a definition of Organic Revenue Growth Rate and Adjusted EBITDA Margin, see “Non-GAAP Financial Measures” below.

Conference Call Information
TWFG will host a conference call and webcast tomorrow at 9:00 AM ET to discuss these results.
To access the call by phone, participants should register at this link, where they will be provided with the dial in details. A live webcast of the conference call will also be available on TWFG’s investor relations website at investors.twfg.com. A webcast replay of the call will be available at investors.twfg.com for one year following the call.
About TWFG
TWFG (NASDAQ: TWFG) is a high-growth, independent distribution platform for personal and commercial insurance in the United States and represents hundreds of insurance carriers that underwrite personal lines and commercial lines risks. For more information, please visit twfg.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical fact included in this release, are forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “outlook,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the captions entitled “Risk factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the U.S. Securities and Exchange Commission. You should specifically consider the numerous risks outlined under “Risk factors” in the Annual Report on Form 10-K for the year ended December 31, 2024.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
Non-GAAP Financial Measures and Key Performance Indicators
Non-GAAP Financial Measures
Organic Revenue, Organic Revenue Growth, Adjusted Net Income, Adjusted Net Income Margin, Adjusted Diluted Earnings Per Share, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow included in this release are not measures of financial performance in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and should not be considered substitutes for GAAP measures, including revenues (for Organic Revenue and Organic Revenue Growth), net income (for Adjusted Net Income, Adjusted Net Income Margin, Adjusted EBITDA and Adjusted EBITDA Margin), diluted earnings per share (Adjusted Diluted Earnings Per Share), and cash flow from operating activities (for Adjusted Free Cash Flow), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for revenues, net income, operating cash flow or other consolidated financial statement data prepared in accordance with GAAP. Other companies may calculate any or all of these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.
Organic Revenue. Since the first quarter of 2025, we have utilized the revised calculation methodology for Organic Revenue to include policy fee income as it is directly correlated to MGA commission income. Our legacy calculation methodology removed policy fee income from Organic Revenue. Organic Revenue is total revenue (the most directly comparable GAAP measure) for the relevant period, excluding contingent income, non-policy fee income, other income and those revenues generated from acquired businesses with over $0.5 million in annualized revenue that have not reached the twelve-month owned mark.

Organic Revenue Growth. Organic Revenue Growth is the change in Organic Revenue period-to-period, with prior period results adjusted to include revenues that were excluded in the prior period because the relevant acquired businesses had not reached the twelve-month-owned milestone but have reached the twelve-month owned milestone in the current period. We believe Organic Revenue Growth is an appropriate measure of operating performance because it eliminates the impact of acquisitions, which affects the comparability of results from period to period.
Adjusted Net Income. Adjusted Net Income is a supplemental measure of our performance and is defined as net income (the most directly comparable GAAP measure) before amortization, non-recurring or non-operating income and expenses, including equity-based compensation, adjusted to assume a single class of stock (Class A) and assuming noncontrolling interests do not exist. We believe Adjusted Net Income is a useful measure because it adjusts for the after-tax impact of significant one-time, non-recurring items and eliminates the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. These adjustments generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.
We are subject to U.S. federal income taxes, in addition to state, and local taxes, with respect to our allocable share of any net taxable income of TWFG Holding Company, LLC. Adjusted Net Income pre-IPO did not reflect adjustments for income taxes since TWFG Holding Company, LLC is a limited liability company and is classified as a partnership for U.S. federal income tax purposes. Post-IPO, the calculation incorporates the impact of federal and state statutory tax rates on 100% of our adjusted pre-tax income as if the Company owned 100% of TWFG Holding Company, LLC.
Adjusted Net Income Margin. Adjusted Net Income Margin is Adjusted Net Income divided by total revenues. We believe that Adjusted Net Income Margin is a useful measurement of operating profitability for the same reasons we find Adjusted Net Income useful and also because it provides a period-to-period comparison of our after-tax operating performance.
Adjusted Diluted Earnings Per Share. Adjusted Diluted Earnings Per Share is Adjusted Net Income divided by diluted shares outstanding after adjusting for the effect of (i) the exchange of 100% of the outstanding Class B common stock of the Company (the “Class B Common Stock”) and Class C common stock of the Company (the “Class C Common Stock”) (together with the related limited liability units in TWFG Holding Company, LLC (the “LLC Units”)) into shares of Class A common stock of the Company (“Class A Common Stock”) and (ii) the vesting of 100% of the unvested equity awards and exchange into shares of Class A Common Stock. This measure does not deduct earnings related to the noncontrolling interests in TWFG Holding Company, LLC for the period prior to July 19, 2024, when we did not own 100% of the business. The most directly comparable GAAP financial metric is diluted earnings per share. We believe Adjusted Diluted Earnings Per Share may be useful to an investor in evaluating our operating performance and efficiency because this measure is widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon acquisition activity and capital structure. This measure also eliminates the impact of expenses that do not relate to core business performance, among other factors.
Adjusted EBITDA. Adjusted EBITDA is a supplemental measure of our performance and is defined as EBITDA adjusted to reflect items such as equity-based compensation, interest income, other non-operating and certain nonrecurring items. EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation, and amortization. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it adjusts for significant one-time, non-recurring items and eliminates the ongoing accounting effects of certain capital spending and acquisitions, such as depreciation and amortization, that do not directly affect what management considers to be our ongoing operating performance in the period. These adjustments eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. Our measure of Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Adjusted EBITDA Margin. Adjusted EBITDA Margin is Adjusted EBITDA divided by total revenue. We believe that Adjusted EBITDA Margin is a useful measurement of operating profitability for the same reasons we find Adjusted EBITDA useful and also because it provides a period-to-period comparison of our operating performance.
Adjusted Free Cash Flow. Adjusted Free Cash Flow is a supplemental measure of our performance. We define Adjusted Free Cash Flow as cash flow from operating activities (the most directly comparable GAAP measure) less cash payments for tax distributions, purchases of property and equipment and acquisition-related costs. We believe Adjusted Free Cash Flow is a useful measure of operating performance because it represents the cash flow from the business that is within our discretion to direct to activities including investments, debt repayment, and returning capital to stockholders.
The reconciliation of the above non-GAAP measures to their most comparable GAAP financial measure is outlined in the reconciliation table accompanying this release.
Key Performance Indicators
Total Written Premium. Total Written Premium represents, for any reported period, the total amount of current premium (net of cancellation) placed with insurance carriers. We utilize Total Written Premium as a key performance indicator when planning, monitoring, and evaluating our performance. We believe Total Written Premium is a useful metric because it is the underlying driver of the majority of our revenue.

Contacts
Investor Contact:
Gene Padgett, CAO for TWFG
Email: gene.padgett@twfg.com

PR Contact:
Alex Bunch, CMO for TWFG
Email: alex@twfg.com

Condensed Consolidated Statements of Income (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Revenues
Commission income(1)	$48,785	$42,545
Contingent income	1,663	1,076
Fee income(2)	3,011	2,232
Other income	364	290
Total revenues	53,823	46,143
Expenses
Commission expense	31,814	26,443
Salaries and employee benefits	8,196	6,254
Other administrative expenses(3)	4,724	3,130
Depreciation and amortization	3,359	3,013
Total operating expenses	48,093	38,840
Operating income	5,730	7,303
Interest expense	83	842
Interest income	1,863	170
Other non-operating expense	1	2
Income before tax	7,509	6,629
Income tax expense	656	—
Net income	6,853	6,629
Less: net income attributable to noncontrolling interests	5,515	6,629
Net income attributable to TWFG, Inc.	1,338	—

Weighted average shares of common stock outstanding:
Basic	14,889,739
Diluted	15,055,553
Earnings per share:
Basic	$0.09
Diluted	$0.09

(1)    Commission income - related party of $3,135 and $1,109 for the three months ended March 31, 2025 and 2024, respectively
(2)    Fee income - related party of $834 and $354 for the three months ended March 31, 2025 and 2024, respectively
(3)    Other administrative expenses - related party of $770 and $401 for the three months ended March 31, 2025 and 2024, respectively

The following table presents the disaggregation of our revenues by offerings (in thousands):

	Three Months Ended March 31,
	2025	2024
Insurance Services
Agency-in-a-Box	$35,996	$31,729
Corporate Branches	8,223	7,276
Total Insurance Services	44,219	39,005
TWFG MGA	9,195	6,794
Other	409	344
Total revenues	$53,823	$46,143

The following table presents the disaggregation of our commission income by offerings (in thousands):

	Three Months Ended March 31,
	2025	2024
Insurance Services
Agency-in-a-Box	$33,358	$29,900
Corporate Branches	8,214	7,250
Total Insurance Services	41,572	37,150
TWFG MGA	7,213	5,395
Total commission income	$48,785	$42,545

The following table presents the disaggregation of our fee income by major sources (in thousands):

	Three Months Ended March 31,
	2025	2024
Policy fees	$1,051	$513
Branch fees	1,256	1,131
License fees	608	515
TPA fees	96	73
Total fee income	$3,011	$2,232

The following table presents the disaggregation of our commission expense by offerings (in thousands):

	Three Months Ended March 31,
	2025	2024
Insurance Services
Agency-in-a-Box	$25,954	22,028
Corporate Branches	1,105	862
Total Insurance Services	27,059	22,890
TWFG MGA	4,726	3,535
Other	29	18
Total commission expense	$31,814	$26,443

Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands, except share/unit data)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$196,424	$195,772
Restricted cash	11,853	9,551
Commissions receivable, net	23,575	27,067
Accounts receivable	8,053	7,839
Other current assets, net	1,500	1,619
Total current assets	241,405	241,848
Non-current assets
Intangible assets, net	80,919	72,978
Property and equipment, net	3,364	3,499
Lease right-of-use assets, net	4,307	4,493
Other non-current assets	535	610
Total assets	$330,530	$323,428

Liabilities and Equity
Current liabilities
Commissions payable	$16,303	$13,848
Carrier liabilities	14,710	12,392
Operating lease liabilities, current	1,124	1,013
Short-term bank debt	1,927	1,912
Deferred acquisition payable, current	1,956	601
Other current liabilities	6,842	9,851
Total current liabilities	42,862	39,617
Non-current liabilities
Operating lease liabilities, net of current portion	3,119	3,372
Long-term bank debt	3,519	4,007
Deferred acquisition payable, non-current	973	1,122
Other non-current liabilities	—	24
Total liabilities	50,473	48,142
Commitment and contingencies (see Note 14)
Stockholders'/Members' Equity
Class A common stock ($0.01 par value per share - 300,000,000 authorized, 14,904,083 and 14,811,874 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively )	149	148
Class B common stock ($0.00001 par value per share - 100,000,000 authorized, 7,277,651 shares issued and outstanding at March 31, 2025 and December 31, 2024)	—	—
Class C common stock ($0.00001 par value per share - 100,000,000 authorized, 33,893,810 shares issued and outstanding at March 31, 2025 and December 31, 2024)	—	—
Additional paid-in capital	58,374	58,365
Retained earnings	16,626	15,288
Accumulated other comprehensive income	65	83
Total stockholders' equity attributable to TWFG, Inc.	75,214	73,884
Noncontrolling interests	204,843	201,402
Total stockholders' equity	280,057	275,286
Total liabilities and equity	$330,530	$323,428

Non-GAAP Financial Measures

A reconciliation of Organic Revenue and Organic Revenue Growth Rate to Total Revenue and Total Revenue Growth Rate, the most directly comparable GAAP measures, is as follows (in thousands):

Revised Calculation Methodology Applied to Current Period
	Three Months Ended March 31,
	2025	2024
Total revenues	$53,823	$46,143
Acquisition adjustments(1)	(610)	(1,467)
Contingent income	(1,663)	(1,076)
Fee income	(3,011)	(2,232)
Policy fee income	1,051	513
Other income	(364)	(290)
Organic Revenue	$49,226	$41,591
Organic Revenue Growth(2)	$6,169	$4,780
Total Revenue Growth Rate(3)	16.6%	15.8%
Organic Revenue Growth Rate(2)	14.3%	13.0%

(1)    Represents revenues generated from the acquired businesses during the first 12 months following an acquisition.
(2)    Revised Organic Revenue for the three months ended March 31, 2024 and 2023, used to calculate Organic Revenue Growth for the three months ended March 31, 2025 and 2024, was $43.1 million and $36.8 million, respectively, which is adjusted to reflect revenues from acquired businesses with over $0.5 million in annualized revenue that reached the twelve-month owned mark during the three months ended March 31, 2025 and 2024, respectively. Organic Revenue Growth Rate represents the period-to-period change in Organic Revenue divided by the total adjusted Organic Revenue in the prior period.
(3)    Represents the period-to-period change in total revenues divided by the total revenues in the prior period.

Legacy Calculation Methodology Applied to Current Period
	Three Months Ended March 31,
	2025	2024
Total revenues	$53,823	$46,143
Acquisition adjustments(1)	(610)	(1,467)
Contingent income	(1,663)	(1,076)
Fee income	(3,011)	(2,232)
Other income	(364)	(290)
Organic Revenue	$48,175	$41,078
Organic Revenue Growth(2)	$5,630	$4,822
Total Revenue Growth Rate(3)	16.6%	15.8%
Organic Revenue Growth Rate(2)	13.2%	13.3%

(1)     Represents revenues generated from the acquired businesses during the first 12 months following an acquisition.
(2)     Organic Revenue for the three months ended March 31, 2024 and 2023, used to calculate Organic Revenue Growth for the three months ended March 31, 2025 and 2024, was $42.5 million and $36.3 million, respectively, which is adjusted to reflect revenues from acquired businesses with over $0.5 million in annualized revenue that reached the twelve-month owned mark during the three months ended March 31, 2025 and 2024, respectively. Organic Revenue Growth Rate represents the period-to-period change in Organic Revenue divided by the total adjusted Organic Revenue in the prior period.
(3)     Represents the period-to-period change in total revenues divided by the total revenues in the prior period.

A reconciliation of Adjusted Net Income and Adjusted Net Income Margin to Net income and Net income Margin, the most directly comparable GAAP measures, for each of the periods indicated is as follows (in thousands):

Revised Calculation Methodology Applied to Current Period
	Three Months Ended March 31,
	2025	2024
Total revenues	$53,823	$46,143
Net income	$6,853	$6,629
Income tax expense	656	—
Acquisition-related expenses	33	—
Equity-based compensation	1,204	—
Other non-recurring items(1)	—	(1,477)
Amortization expense	3,210	2,917
Adjusted income before income taxes	11,956	8,069
Adjusted income tax expense(2)	(2,736)	—
Adjusted Net Income	$9,220	$8,069
Net Income Margin	12.7%	14.4%
Adjusted Net Income Margin	17.1%	17.5%

Legacy Calculation Methodology Applied to Current Period
	Three Months Ended March 31,
	2025	2024
Total revenues	$53,823	$46,143
Net income	$6,853	$6,629
Income tax expense	656	—
Acquisition-related expenses	33	—
Equity-based compensation	1,204	—
Other non-recurring items(1)	—	(1,477)
Adjusted income before income taxes	$8,746	$5,152
Adjusted income tax expense(2)	(2,001)	—
Adjusted Net Income	$6,745	$5,152
Net Income Margin	12.7%	14.4%
Adjusted Net Income Margin	12.5%	11.2%

(1)    Represents a one-time adjustment reducing commission expense, which resulted from the branch conversions. In January 2024, nine of our Branches converted to Corporate Branches. Upon conversion, agents of the newly converted Corporate Branches became employees and received salaries, employee benefits, and bonuses for services rendered instead of commissions. As a result, we released a portion of the unpaid commissions related to the converted branches that we no longer are required to settle.
(2)    Post-IPO, we are subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of TWFG Holding Company, LLC. For the three months ended March 31, 2025, the calculation of adjusted income tax expense is based on a federal statutory rate of 21% and a blended state income tax rate of 1.88% on 100% of our adjusted income before income taxes as if we owned 100% of the TWFG Holding Company, LLC.

A reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to Net income and Net income margin, the most directly comparable GAAP measures, for each of the periods indicated is as follows (in thousands):

	Three Months Ended March 31,
	2025	2024
Total revenues	$53,823	$46,143
Net income	$6,853	$6,629
Interest expense	83	842
Interest income	(1,863)	(170)
Depreciation and amortization	3,359	3,013
Income tax expense	656	—
EBITDA	9,088	10,314
Acquisition-related expenses	33	—
Equity-based compensation	1,204	—
Interest income	1,863	170
Other non-recurring items(1)	—	(1,477)
Adjusted EBITDA	$12,188	$9,007
Net Income Margin	12.7%	14.4%
Adjusted EBITDA Margin	22.6%	19.5%

(1)    Represents a one-time adjustment reducing commission expense, which resulted from the branch conversions. In January 2024, nine of our Branches converted to Corporate Branches. Upon conversion, agents of the newly converted Corporate Branches became employees and received salaries, employee benefits, and bonuses for services rendered instead of commissions. As a result, we released a portion of the unpaid commissions related to the converted branches that we no longer are required to settle.
A reconciliation of Adjusted Free Cash Flow to Cash Flow from Operating Activities, the most directly comparable GAAP measure, for each of the periods indicated is as follows (in thousands):

	Three Months Ended March 31,
	2025	2024
Cash Flow from Operating Activities	$15,645	$9,754
Purchase of property and equipment	(15)	(8)
Tax distribution to members(1)	(2,024)	(2,420)
Acquisition-related expenses	33	—
Adjusted Free Cash Flow	$13,639	$7,326

(1)    Tax distributions to members represents the amount distributed to the members of TWFG Holding Company, LLC in respect of their income tax liability related to the net income of TWFG Holding Company, LLC allocated to its members.

A reconciliation of Adjusted Diluted Earnings Per Share to diluted earnings per share, the most directly comparable GAAP measure, is as follows:

Three Months Ended March 31,
2025
Earnings per share of common stock – diluted	$0.09
Plus: Impact of all LLC Units exchanged for Class A Common Stock(1)	0.03
Plus: Adjustments to Adjusted net income(2)	0.04
Adjusted Diluted Earnings Per Share	$0.16

Weighted average common stock outstanding – diluted	15,055,553
Plus: Impact of all LLC Units exchanged for Class A Common Stock(1)	41,171,461
Adjusted Diluted Earnings Per Share diluted share count	56,227,014

(1)    For comparability purposes, this calculation incorporates the net income that would be distributable if all shares of Class B Common Stock and Class C Common Stock, together with the related LLC Units, were exchanged for shares of Class A Common Stock. For the three months ended March 31, 2025, this includes $5.5 million of net income on 56,227,014 weighted-average shares of common stock outstanding - diluted. For the three months ended March 31, 2025, 41,260,844 weighted average outstanding Class B Common Stock and Class C Common Stock were considered dilutive and included in the 56,227,014 weighted-average shares of common stock outstanding - diluted within diluted earnings per share calculation.
(2)     Adjustments to Adjusted Net Income are described in the footnotes of the reconciliation of Adjusted Net Income to Net Income in “Adjusted Net Income and Adjusted Net Income Margin”, which represent the difference between Net Income of $6.9 million and Adjusted Net Income of $9.2 million for the three months ended March 31, 2025. For the three months ended March 31, 2025, Adjusted Diluted Earnings Per Share include adjustments of $2.4 million to Adjusted Net Income on 56,227,014 weighted-average shares of common stock outstanding - diluted for the period presented.

Key Performance Indicators

The following presents the disaggregation of Total Written Premium by offerings, business mix and line of business (in thousands):

	Three Months Ended March 31,
	2025		2024
	Amount	% of Total	Amount	% of Total
Offerings:
Insurance Services
Agency-in-a-Box	$249,475	68%	$218,936	68%
Corporate Branches	68,098	18	57,884	18
Total Insurance Services	317,573	86	276,820	86
TWFG MGA	53,389	14	44,446	14
Total written premium	$370,962	100%	$321,266	100%

Business Mix:
Insurance Services
Renewal business	$244,845	66%	214,477	67%
New business	72,728	20	62,343	19
Total Insurance Services	317,573	86	276,820	86

TWFG MGA
Renewal business	36,375	9	35,464	11
New business	17,014	5	8,982	3
Total TWFG MGA	53,389	14	44,446	14
Total written premium	$370,962	100%	$321,266	100%

Written Premium Retention:
Insurance Services		88%		97%
TWFG MGA		82		81
Consolidated		88		94

Line of Business:
Personal lines	$298,289	80%	$254,864	79%
Commercial lines	72,673	20	66,402	21
Total written premium	$370,962	100%	$321,266	100%